                                                                    EXHIBIT 23.3

                                CONSENT OF EXPERT

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-89576) pertaining to the EnPro Industries, Inc. Retirement Savings Plan for Hourly Workers and the EnPro Industries, Inc. Retirement Savings Plan for Salaried Workers, in the Registration Statement (Form S-8, No. 333-89580) and the Registration Statement (Form S-8, No. 333-107775) pertaining to the EnPro Industries, Inc. Amended and Restated 2002 Equity Compensation Plan, and in the Registration Statement (Form S-8, No. 333-113284) pertaining to the EnPro Industries, Inc. Deferred Compensation Plan for Non-Employee Directors of excerpts of our report dated February 17, 2005, with respect to the estimation of the liability of Garlock Sealing Technologies LLC for pending and reasonably estimable unasserted future asbestos claims, which excerpts are included in this Annual Report (Form 10-K) of EnPro Industries, Inc. for the year ended December 31, 2004.

                                                            /s/ Bates White, LLC

Washington, D.C.
March 7, 2005